EXHIBIT 10.3

AGREEMENT AND RELEASE

This Agreement and Release (“Agreement”) is entered into by Apogee Enterprises, Inc., a Minnesota corporation (“Apogee”), and Mark A. Burke, a resident of the State of Tennessee (“Burke”), as of June 17, 2005.

WHEREAS, Burke is currently a member of the Board of Directors of Apogee whose term will be expiring at the close of business of the Annual Meeting of Shareholders of Apogee on June 21, 2005 (the “Expiration Date”);

WHEREAS, in connection with the expiration of such term, Burke shall be entitled to continue to receive certain health care coverage (the “COBRA Coverage”);

WHEREAS, in exchange for Burke releasing Apogee for all claims described below, Apogee has agreed to pay the estimated after-tax COBRA Coverage costs for Burke and to provide a similar release to Burke.

NOW THEREFORE, based upon the above recitals, the mutual exchange of promises in this Agreement, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Payment. In consideration of the release of claims set forth below, Apogee hereby agrees to pay to Burke the amount of $21,130.00 (the “Payment Amount”) upon full execution of this Agreement. Any difference between the parties’ estimate of the after-tax COBRA Coverage costs and the actual after-tax COBRA Coverage costs shall neither increase nor decrease the Payment Amount.

2. Release of Claims.

(a) Burke, for himself and on behalf of his successors, assigns, predceessors, heirs, attorneys, officers, directors, employees, affiliates, agents and representatives, hereby releases, acquits and forever discharges Apogee and its successors, assigns, predecessors, heirs, attorneys, officers, directors, members, owners, partners, employees, affiliates, agents and representatives from any liens, claims, debts, actions, suits, arbitrations, damages, judgments, liabilities, losses, levies and/or executions that he ever had, presently have or may ever claim to have, whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect, matured or unmatured, whether sounding in contract or tort, law or equity, relating to, arising out of, or in connection with, his election to, service on or departure from the Board of Directors of Apogee on or prior to the Expiration Date or his service as a consultant to Apogee (“Burke’s Apogee Service”); provided that, Burke does not release any claims he may have against

Apogee for contribution or indemnification arising out of, relating to, or in connection with any claim relating to Burke’s Apogee Service, whether made in the past, present or future, by any third party (including shareholders of Apogee) against Burke, either in his capacity as a director of Apogee on or prior to the Expiration Date or as a consultant to Apogee; and provided, further, that the foregoing release shall not apply to any rights Burke may have as a holder of options to acquire shares of common stock of Apogee pursuant to the terms of that certain Non-Employee Director Stock Option Agreement between Apogee and Burke, dated October 16, 2004.

(b) Apogee, for itself and on behalf of its successors, assigns, predecessors, heirs, attorneys, officers, directors, employees, affiliates, agents and representatives, hereby releases, acquits and forever discharges Burke and his successors, assigns, heirs, attorneys, affiliates, agents and representatives from any liens, claims, debts, actions, suits, arbitrations, damages, judgments, liabilities, losses, levies and/or executions that it ever had, presently has or may ever claim to have, whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect, matured or unmatured, whether sounding in contract or tort, law or equity, relating to, arising out of, or in connection with, Burke’s Apogee Service; provided that, Apogee does not release any claims it may have against Burke for contribution arising out of, relating to, or in connection with any claim relating to Burke’s Apogee Service, whether made in the past, present or future, by any third party (including shareholders of Apogee) against Apogee.

3. No Employee Status. The parties expressly agree that Burke is not now an employee of Apogee and has never been an employee of Apogee.

4. No Assignment or Conveyance. Each of the parties warrants and represents to each of the other parties that it or he has not assigned, pledged, or otherwise in any manner whatsoever sold, transferred, conveyed or encumbered, whether orally, by instrument or writing or otherwise, any right, title, demand, obligation, cause of action, or claim arising from or in connection with Burke’s Apogee Service that is the subject of this Agreement, and that no other person or entity of any kind has any interest therein.

5. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and it supercedes all prior and contemporaneous oral and written agreements and discussions, and there are no representations, warranties, agreements, arrangements, promises or undertakings, written or oral, between or among the parties hereto relating to the subject matter hereof which are not fully expressed herein. No change in or modification to this Agreement may be effected without the express written consent of an authorized representative of each party hereto stating that it has consented to such an amendment or change.

6. No Inducement. No promise or representation of any kind has been made by any party hereto to any other party or anyone representing any party which has induced a party to enter into this Agreement other than the promises and representations contained in this Agreement, and no promises or representations have been relied on, other than the promises and representations in this Agreement, to enter into this Agreement.

7. Binding Effect. On the date specified in Section 16 below, this Agreement shall be binding and enforceable upon and benefit the parties and their successors, assigns, predecessors, heirs, attorneys, officers, directors, members, owners, partners, employees, affiliates, agents and representatives.

8. Waiver. Any breach of this Agreement or any right provided by this Agreement may be waived only in writing signed by the waiving party. Any such waiver shall not affect the validity of this Agreement, or the right of any party to thereafter enforce every provision of the Agreement. Any breach of this Agreement or any right provided by this Agreement may not be waived by any course of dealing or prior performance.

9. Choice of Law; Jurisdiction; Venue. This Agreement shall be governed by the laws of the State of Minnesota, and the rights and obligations of the parties hereunder shall be construed, determined and enforced in accordance with the laws of the State of Minnesota, without regard to Minnesota common law or statutory choice-of-law principles. All disputes between the parties arising out of the interpretation, performance or breach of this Agreement shall be submitted for adjudication to a state or federal court located in the State of Minnesota.

10. No Admission; Contemporaneous Exchange for Value. All of the parties, and each of them, hereby specifically understand, agree, and acknowledge that this Agreement is in full and final compromise, settlement and satisfaction of all claims release under Section 2 above, and that none of the parties to this Agreement admits, nor should any of their actions be construed as an admission of, any liability, default, or wrongdoing. In addition, the parties agree that this Agreement is intended to be, and is, a contemporaneous exchange of a release by Burke for value received from Apogee.

11. Authority to Execute. Each of the parties warrants that it or he has full authority to execute this Agreement and that, with respect to Apogee, all requisite action has been taken authorizing the execution hereof.

12. No Duress. Each party is making this Agreement of its own free act and deed without any coercion or duress of any kind.

13. Advice of Counsel. Each party represents that it has been fully advised by its counsel about the effect and significance of entering into this Agreement, and that it has read, understood and agreed to the terms and conditions stated and has received a copy of this Agreement.

14. Negotiated Agreement. The terms of this Agreement are contractual and this Agreement is the product of a negotiation between the parties and its or his counsel, and each party has contributed to the drafting of this Agreement; this Agreement has not been drafted by any one party.

15. Execution. This Agreement may be executed in multiple counterparts and by facsimile but shall be construed as if signed in one document.

16. Effective Date. This Agreement shall be deemed effective on and shall not be binding on any party until the Payment Amount has been made to Burke following both parties’ execution of this Agreement. If this Agreement is not executed by all parties, it shall have no force or effect and shall not be binding on any of the parties who have signed the Agreement.

APOGEE ENTERPRISES, INC.		MARK A. BURKE

By:	/s/ Patricia A. Beithon	/s/ Mark A. Burke
Mark A. Burke
Its:	Secretary and General Counsel
Address:	7900 Xerxes Avenue South	Address: 6314 Riverview Cove
	Suite 1800	Memphis, TN 38120
Minneapolis, Minnesota 55431-1159
Dated: June 17, 2005		Dated: June 17, 2005

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